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                                                                 EXHIBIT 99.9(c)

                        FORM OF AMENDMENT TO SHAREHOLDER
                            SERVICING AGENT AGREEMENT

                               MFS SERIES TRUST II
               500 Boylston Street x Boston x Massachusetts 02116


                                February 14, 1996

MFS Service Center, Inc.
500 Boylston Street
Boston, MA  02116

Dear Sir/Madam:

This will confirm our understanding that Exhibit B to the Shareholder Servicing Agent Agreement between us, dated September 10, 1986, as modified by a letter agreement dated December 31, 1992, and amended September 7, 1993, is hereby amended, effective immediately, to read in its entirety as set forth on Attachment 1 hereto.

           Please indicate your acceptance of the foregoing by signing below.

                                   Sincerely,

                                    MFS SERIES TRUST II on behalf of
                                      MFS EMERGING GROWTH FUND

                                    By: /s/ W. THOMAS LONDON
                                        ------------------------------------
                                            W. Thomas London
                                            Treasurer

Accepted and Agreed:

MFS SERVICE CENTER, INC.

By: /s/ JAMES E. RUSSELL
    ------------------------------
        James E. Russell
        Treasurer

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                                                                    ATTACHMENT 1

                                                             [Date]

                          EXHIBIT B TO THE SHAREHOLDER
                        SERVICING AGENT AGREEMENT BETWEEN
                        MFS SERVICE CENTER, INC. ("MFSC")
                    AND MFS EMERGING GROWTH FUND (the "Fund")


1. The fees to be paid by the Fund on behalf of its series with respect to Class A shares of each series of the Fund to MFSC, for MFSC's services as shareholder servicing agent, shall be:

      0.15% of the first $500 million of the assets of the series attributable to such class;

      0.12% of the second $500 million of the assets of the series attributable to such class;

      0.09% over $1 billion of the assets of the series attributable to such class.

2. The fees to be paid by the Fund on behalf of its series with respect to Class B shares of each series of the Fund to MFSC, for MFSC's services as shareholder servicing agent, shall be:

      0.22% of the first $500 million of the assets of the series attributable to such class;

      0.18% of the second $500 million of the assets of the series attributable to such class;

      0.13% over $1 billion of the assets of the series attributable to such class.

3. The fees to be paid by the Fund on behalf of its series with respect to Class C shares of each series of the Fund to MFSC, for MFSC's services as shareholder servicing agent, shall be:

      0.15% of the first $500 million of the assets of the series attributable to such class;

      0.12% of the second $500 million of the assets of the series attributable to such class;

      0.09% over $1 billion of the assets of the series attributable to such class.